Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 2026 with respect to the financial statements of ChronoScale Holdings Corporation (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended May 31, 2026.

/s/ CBIZ CPAs P.C.

New York, NY

October 6, 2026